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                                                                   Exhibit 23(b)
                                                                   -------------

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Plains Resources Inc. of our report dated March 29, 2000 relating to the financial statements appearing in Plains Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
April 13, 2000